                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 3, 1999


                            Hollywood Theaters, Inc.
                        Hollywood Theater Holdings, Inc.
                           Crown Theatre Corporation
             (Exact name of registrant as specified in its charter)

         Delaware                        333-36763              75-2598844
         Delaware                        333-36763-01           75-2605571
         Missouri                        333-38157-05           75-2605571
(State or other jurisdiction      (Commission File Number)     (IRS Employer
     of incorporation)                                      Identification No.)

         2911 Turtle Creek Blvd., Dallas, TX                      75219
       (Address of principal executive offices)                 (Zip code)


      Registrant's telephone number including area code:   (214) 528-9500


                                 Not Applicable
          (Former name or former address if changed from last report)
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Item 5.  Other Events.

     In a press release issued March 3, 1999, Hollywood Theaters, Inc. ("Hollywood" or the "Company") announced that it has agreed to a recapitalization (the "Recapitalization") sponsored by GTCR Fund VI, L.P., an investment fund managed by GTCR Golder Rauner. As part of the Recapitalization, Hollywood's parent, Hollywood Theater Holdings, Inc. ("Holdings"), will merge (the "Merger") with a subsidiary of Wallace Theater Corporation II ("Wallace Theater"). As a result of the Merger, Holdings will become a wholly owned subsidiary of Wallace Theater and Hollywood will continue as a subsidiary of Holdings.

     The consummation of the Merger is subject to a number of conditions, including successful completion of a tender offer for at least 85% of the outstanding 10-5/8% Senior Subordinated Notes due August 1, 2007 of the Company, for which the Company expects to begin mailing offer and consent solicitation documents by Friday, March 5th.

     A copy of the press release issued by the Company is attached as an exhibit hereto and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

     (c)   Exhibits

     99.1  Press release, dated March 3, 1999, issued by Hollywood Theaters,
Inc.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        HOLLYWOOD THEATER HOLDINGS, INC.
                                        (Registrant)



                                        By: /s/ Thomas W. Stephenson, Jr.
                                            -------------------------------
                                                Thomas W. Stephenson, Jr.
                                                Chief Executive Officer


                                        By: /s/ James R. Featherstone
                                            -------------------------------
                                                James R. Featherstone
                                                Chief Financial Officer

Date:  March 4, 1999